Exhibit 99.1

INFORMATION

FOR IMMEDIATE RELEASE	Furniture Brands International, Inc. 101 South Hanley Road St. Louis, Missouri 63105

For Further Information Call Lynn Chipperfield 314-863-1100

FURNITURE BRANDS INTERNATIONAL DECLARES QUARTERLY DIVIDEND OF $0.16 PER COMMON SHARE

St. Louis, Missouri, August 2, 2007 -- The Furniture Brands International (NYSE:FBN) Board of Directors declared today a quarterly dividend of $0.16 per common share payable August 24, 2007 to shareholders of record at the close of business on August 13, 2007.

Furniture Brands International is one of America’s largest residential furniture companies. The company produces, sources and markets its products under six of the best-known brand names in the industry – Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith.

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